                                                                    EXHIBIT 10.4

                                [TERREMARK LOGO]


Job No: 432                                        6358 Manor Lane
Cost Code: 16-001                               Miami, Florida 33143
                                       Tel (305) 662-1973-- Fax (305)662-1973


THIS AGREEMENT, made and entered into this 1st day of November, 2000 by and between TERREMARK TECHNOLOGY CONTRACTORS INC., a Florida Corporation, (hereinafter called TERREMARK), NAP OF THE AMERICAS, INC., a Florida corporation (hereinafter called OWNER) TERREMARK WORLDWIDE INC., a Delaware corporation (hereinafter called WORDLWIDE) and:

                Cupertino Electric, Inc., a Delaware corporation
                            1132 North Seventh Street
                               San Jose, CA 95112
                               Tel: (408) 808-8000
                               Fax: (408) 279-4605
                                 Jim Medefesser

Witnesseth, that the subcontractor and TERREMARK agree as follows:



ARTICLE I DESCRIPTION OF WORK

         1.1 The Subcontractor shall and will provide and install (as applicable) all design services labor materials, tools, supplies, equipment, service, supervision, administration and all things necessary, with workmanship to be of the highest and best quality for the job known as NAP of the Americas Inc. located at the 2nd floor of that certain building known as "Technology Center of the America" at 50 NE 9th Street (see legal description attached) in strict accordance with all codes and regulations of all governmental agencies having jurisdiction and attached exhibits.

         1.2 Plans are furnished by Peter Notari, AIA as listed in exhibit "I".

         1.3 The Work consists of the design/build work and as reflected in that certain Electrical Scope Schedule dated June 14, 2001 and referenced as Electrical work 16-001, attached as Exhibit A-1 hereto.



ARTICLE II TIME OF COMPLETION

         2.1 The Subcontractor shall complete the several portions and the whole of the Work included in this Contract at or before the times or times hereinafter stated: June 30, 2001

PURSUANT TO TERREMARK'S SCHEDULE, A COPY WHICH IS ATTACHED AS EXHIBIT "K"

         2.2 Should the subcontractor in any way cause delay to the progress of the Work so as to cause any damage to Terremark or any damages for which Terremark shall become liable, the Subcontractor shall compensate Terremark therefore; provided that such damage shall have been caused by Subcontractor's acts or omissions and subject to the force majure provisions of Section 4.1, and subject to Section 2.3 below.

         2.3 The Subcontractor and Terremark shall mutually agree on a progress schedule that will enable Terremark to complete the project within the number of days specified in the Owner/Contractor agreement. Should the Subcontractor delay the progress of the job, he shall be responsible for liquidated damages (as set forth on the Owner/Contractor agreement). Subcontractor shall be liable for liquidated damages only if actual liquidated damages are assessed (see attached Exhibit "H"). Subcontractor shall only be liable for Terremark's liquidated damages to the extent that Subcontractor's delay has contributed to such damages, and only in proportion to the delay cause by Subcontractor in relation to delays caused by Subcontractor in relation to delays caused by all other parties. Terremark acknowledges that as of the date of this Agreement, Subcontractor has caused no delay to Terremark.

         2.4 The current schedule is attached as Exhibit A-1. No change shall be made to this schedule without Subcontractor's consent.

         2.5 The following conditions will constitute a delay to the progress:

                  1. If Subcontractor fails to begin and continue the Work on the specific day that the current progress schedule dictates, or

                  2. If Subcontractor, in Terremark's opinion, falls behind in the schedule due to, lack of competent personnel, lack of materials, lack of, subcontractor cooperation, etc.

         2.6 Terremark may immediately assess liquidated damages and withhold same from subcontractor monthly draw. If liquidated damages are assessed by Owner against Terremark due to a delay caused by subcontractor, Terremark shall have the right to assess subcontractor for the liquidated damages assessed against it by Owner. If no liquidated damages are assessed, all monies withheld will be immediately' refunded to the subcontractor, less any additional general condition costs and/or direct costs of other trades incurred by Terremark due delay.

         2.7 Terremark if it deems necessary, may direct the Subcontractor to work overtime. If so instructed by Terremark, Subcontractor will work said overtime, and provided that the Subcontractor is not in default in any of the provision herein, Terremark will pay the Subcontractor for the actual premium on wages paid, at rates which have been approved by Terremark, plus taxes imposed by law on such wage premiums when required to be paid by the Subcontractor.

         2.8 If however, the Subcontractor delays the progress of the Work, the Subcontractor shall at its own cost and expense, work such overtime as may be necessary to avoid delay in the completion of the building.


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ARTICLE III CONTRACT CONSIDERATION

         3.1 The sum to be paid by Terremark to the Subcontractor for the Work included in this Contract shall be: Twenty-four Million Eight Hundred Thirty Two Thousand Three Hundred Thirty Six and No/100 Dollars ( S 24,832,336.00 ) in current funds, subject to additions and deductions as herein provided, which sums shall include all permits, fees, inspection costs and/or taxes required by any division of Federal, State or local government. This is a fixed price contract with a Contract Price of $24,832,336 including all Change Orders issued to date. The Schedule of Values shall be used solely in aid of determining progress payments.

See EXHIBIT "B" ("schedule of values") attached hereto and made a part hereof by this reference.

         3.2 The Contract Consideration stated herein to be paid to the Subcontractor by Terremark includes all Municipal, State, County and Federal taxes imposed by law and based upon labor performed, materials furnished or services rendered, including, but not limited to, payroll taxes, sales taxes, use taxes levied or assessed against the Owner, or the Contractor, or the Subcontractor arising out of either the acquisition by the Subcontractor or by any of its subcontractors of materials, equipment, or any other kind of personal property, or the furnishing of labor and/or services in connection with the Work. Where the law requires any such tax to be stated and charged separately, the total of all items included within the Work and the added tax shall not exceed the Contract Consideration state herein.

         3.3 On or before the 20th day of each month the Subcontractor shall submit to Terremark, in the form required by Terremark, a written requisition for payment (Exhibits A & B) showing the proportionate value of the Work installed to that date. The amount of said requisition, as approved by Terremark and the Architect, shall be due the Subcontractor on or before the 75th day after receipt of invoice). There shall be no retention under this Agreement. Progress payments shall be based upon percentage of completion, using the Schedule of Values as a guideline. Past due payments shall bear interest at 10% per annum from the due date.

         Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

         Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the percentage of that portion of the Work which has actually been completed, or (2) the percentage obtained by dividing (a) the expense that has actually been completed.



                                    3 of 14
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         3.4 No payment will be processed until all required submittals have been made by subcontractor and accepted by owner or architect.

         3.5 Terremark reserves the right to advance the dates of any payment (including the final payment) under this Contract if, in its sole judgment, it becomes desirable to do so.

         3.6 Subcontractor shall furnish, along with last progress draw request, all necessary warranties, product data, manuals, as-built drawings, and other closeout documents as required in the specifications.

         3.7 The final payment shall be made after the completion of the Work covered by this Contract and acceptance thereof by Terremark and the Architect, provided all Plans and Specifications have been returned to Terremark by the Subcontractor and also provided the Subcontractor has given to Terremark satisfactory evidence that the premises are free from all liens or other claims chargeable to the premises or the said Subcontractor. Terremark and Subcontractor agree to cooperate in good faith for such final payment and assurances.

         3.8 Prior to final payment, the Subcontractor shall execute and deliver to Terremark, a form satisfactory to Terremark, holding Terremark and the Owner free and harmless from all liens or payment claims arising out of or in connection with this Contract and shall execute and deliver to Terremark affidavit that all laborers, sub-subcontractors and material men dealing with the Subcontractor have been paid in full. Subcontractor shall furnish Terremark with all equipment and material warranties, or will be paid in full upon final payment.

         3.9 If at any time there shall be evidence of any lien or claim for which, if established, Terremark or Owner of said premises might become liable, and which is chargeable to the Subcontractor and/or when damage shall be caused by this Subcontractor to other work, Terremark shall have the right to retain out of any payment then due, or thereafter to become due, an amount sufficient to completely indemnify itself and the Owner for any loss or damage, including legal fees and disbursements, which either may sustain in discharging such lien or claim. Notwithstanding the above, withhold right and any right of Terremark for indemnity shall apply only if Terremark has made timely payment under this Agreement for the work for which the lien or claim has been made.

         3.10 Should there prove to be any such claim after all payments are made, the Subcontractor shall refund to Terremark all monies that Terremark or the Owner shall pay in discharging such lien on or claim against such premises and al expenses incurred in connection therewith.

         3.11 No payment made under this contract shall be conclusive evidence of the performance of this Contract, either wholly or in part, and no payment including final payment shall be construed as acceptance of defective work or improper materials, nor shall entrance and use by the Owner constitute acceptance of the Work hereunder of any part thereof.



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ARTICLE IV EXTENSION OF TIME

         4.1 Should the Subcontractor be delayed in the prosecution or completion of the Work by the act, neglect or default of Terremark or of any person employed by Terremark upon the Project, or by any damage caused by a force majeure event or by an event not within Subcontractor's reasonable control, fire or other casualty or by combined action of the workmen, in no way caused by or resulting from default or collusion on the part of the Subcontractor, or any extraordinary conditions arising out of war government regulations, then the time herein fixed for the completion of the Work shall be extended for a period of time equivalent to the time lost by reason of any or all causes aforesaid, which extended period shall be determined and fixed by Architect, but no such allowance shall be made unless a claim therefore is presented in writing to Terremark within three (3) business days after commencement of such delay. In addition to the causes listed as excusable delays in Section 4.1, Subcontractor shall also be excused from delay to the extent such delays may be caused by Owner, and any of Owner's consultants or agents, and/or by other contractors and subcontractors on the Project. Subcontractor shall also be excused from delays caused by fires, strikes, weather, Acts of God, and other events beyond the reasonable control of Subcontractor.



ARTICLE V FREIGHT CHARGES & SHIPMENTS

         5.1 The Subcontractor in making or ordering shipments shall not consign nor have consigned materials in the name of Terremark. Terremark shall not make payments for charges on shipments made by or to Subcontractor except at its option, in which case the Subcontractor shall reimburse Terremark for such expense, plus a service charge of twenty-five percent (25%) of the amount so paid.

         5.2 Terremark shall have the right to designate the carrier or railroad over which all materials required for the Work shall be shipped provided that the Subcontractor's cost is not increased thereby.



ARTICLE VI SPECS & GENERAL CONDITIONS

         6.1 The Subcontractor assumes for the portion of the Work covered by this Contract, all obligations placed upon Terremark in the General Contract, the Plans, Specifications and General Conditions mentioned in Article I which Contract, Plans, Specifications and General Conditions are hereby made a part hereof. These documents are available at all reasonable times at the offices of Terremark for examination by the Subcontractor.

         6.2 The dimensions given on the Plans and in the Specifications are approximate only and the Subcontractor shall take such measurements as will insure the proper matching and fitting of the Work covered by this Contract with contiguous work.

         6.3 The Subcontractor shall prepare and submit to Terremark such shop drawings as may be required for the complete detailing of the Work. Approval by Terremark and or the Architect will not relieve the Subcontractor of its



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obligation to perform the Work in strict accordance with the Plans and or
Specifications or the proper matching and fitting of the Work with contiguous work.

         6.4 Should the proper and accurate performance of the Work included in this Contract depend upon the proper and accurate performance of other work not included in this Contract, the Subcontractor shall use all necessary means to discover any defects in such other work and shall report the said defects in writing to Terremark before proceeding with the Work, and shall allow Terremark a reasonable time to remedy such defects.



ARTICLE VII INTERPRETATION OF PLANS & SPECS

         7.1 The Work included in this Contract is to be done under the direction and to the satisfaction of both the Architect and Terremark. Subcontractor will obtain from Terremark such additional information and Plans as may be prepared by the Architect to further describe the Work to be performed by the Subcontractor and the Subcontractor shall conform to and abide by same insofar as they are consistent with the purpose and intent of the Plans and Specification referred to in Article I. Terremark shall reserve the right, from time to time, whether the Work or any part thereof shall or shall not have been completed to make changes, additions and/or omissions in the Work as it may deem necessary, upon written order to the Subcontractor. No such changes, however, shall be made in the Work, except upon written order of Terremark.



ARTICLE VIII CHANGE ORDERS, ADDITIONS & DEDUCTIONS

         8.1 No alterations except as provided in Articles VI and VII hereof shall be made in the Work covered by this Contract except upon written order of Terremark, and when so made the value of the Work to be added or omitted shall be stated in said order, and the amount added to or deducted from the Contract price. Should the parties hereto be unable to agree as to the value of such work to be added or omitted, the Subcontractor shall proceed under the written order of Terremark, from which order the stated value of the work shall be omitted, and the determination of the value of the Work shall be referred to the Architect whose decision shall be binding upon both parties hereto. Change orders must be submitted and approved by Terremark prior to requesting payment for same. Subcontractor agrees to cooperate to its fullest in pricing any and all change orders which are requested by the general contractor. It is hereby understood that change orders are normal part of most projects and it is crucial to process change orders in a timely fashion. Additionally, the costs of change orders should be in line with the pricing of the original project. Should the subcontractor not respond in accordance with the above mentioned requisites, the contractor, at his discretion may proceed and prepare the change order on a time and materials basis.

Additionally, the subcontractor will be expected to implement the change order for the amount that the general contractor has established.

Payment for said change order would be in accordance with all payments as outlined in this agreement.




                                    6 of 14
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Change orders, for changes in the scope of the Work, will be issued on a fixed price basis upon mutually agreeable terms.



ARTICLE IX INSPECTIONS/DEFECTIVE WORK

         9.1 The Subcontractor shall provide sufficient, safe, and proper facilities at all times, for the inspection of the Work by Terremark, the Architect or their authorized representatives in the field, at shops, or at any other place where materials required thereunder are in the course of preparation, manufacture, treatment, or storage. The Subcontractor shall, within twenty-four hours after receiving written notice from Terremark to that effect, proceed to take down all portions of the Work, and remove from the premises all material, whether worked or unworked, which the Architect or Terremark shall condemn as unsound or improper, or as in any way failing to conform to the Plans and Specifications and the Subcontractor at is own cost and expense shall make good all work damaged or destroyed thereby and replace all materials removed with proper materials.



ARTICLE X FAILURE TO PROSECUTE

         10.1 Should the Subcontractor at any time refuse or neglect to supply a sufficiency of skilled workmen or materials of the proper quality and quantity, or fail in any respect to prosecute the Work with promptness and diligence, or cause by any action or omission the stoppage or delay of or interference with the Work of Terremark or of any other subcontractors on the building, or fail in performance of any of the agreements on its part contained herein, or become bankrupt or insolvent or go into liquidation either voluntarily or under an order of a court of competent jurisdiction or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, Terremark shall be at liberty, after 72 hours written notice to the Subcontractor, mailed or delivered to the last known address of the later, to provide through itself or through others, any such labor or materials, and to deduct the cost thereof from any money due to, and thereafter to become due to, the Subcontractor for said Work and to enter on the premises and take possession, for the purpose of completing the Work included in this Contract, of all materials, tools, equipment and appliances thereon, and to employ any other person or persons to finish the Work, and to provide materials, tools, equipment and appliances thereon, and to employ any other person or persons to finish the Work, and to provide materials therefore, the Subcontractor hereby assigns, transfers and sets over unto Terremark all said materials, tools, equipment and appliances. In case of such termination of the employment of the Subcontractor, the said Subcontractor shall not be entitled to receive any further payment under this Contract until said Work shall be wholly finished, at which time, if the unpaid balance of the amount to be paid by Terremark to the Subcontractor exceeds the expense incurred by Terremark in finishing the Work, such excess shall be paid by Terremark to the Subcontractor. The expense incurred by Terremark shall include the cost of furnishing all materials and labor utilized in of finishing the Work, and any damages incurred through the default of the Subcontractor. Terremark's right to take over the Project under this paragraph shall apply only if Subcontractor fails to diligently cure any default in the prosecution of its works which default is not remedied within 30 days of receipt by Subcontractor of written notice of such default by Terremark.




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         10.2 In connection with any litigation or arbitration arising out of this Agreement, the prevailing party shall be entitled to recover from the other party said prevailing party's reasonable attorney's fees and costs, including attorney's fees and costs for any appellate proceedings.



ARTICLE XI LOSS OR DAMAGE TO WORK

         11.1 Terremark shall not be responsible for loss or damage to the Work included in this Contract, until after final acceptance of the Work by the Architect and itself nor shall it be responsible for loss or damage to materials, tools, or appliances of the Subcontractor used or to be used in its construction however caused. Owner shall be responsible to Subcontractor for carrying builder's risk insurance sufficient to cover the replacement cost of all the Work. Subcontractor shall be provided with evidence of such insurance upon request.

         11.2 The total value of the property described above as the insurable hereunder and as shown on the approved monthly requisition provided for in
Article III, plus the total value of similar property delivered during the month but not included in the aforesaid requisition, as reported by the Subcontractor to Terremark for insurance purposes only, shall determine the total value of the Subcontractor's work, materials and equipment to be insured.

         11.3 The maximum liability to the Subcontractor under this insurance shall be for not more than that proportion of any loss which the last reported value of the insured property bore to the actual value of said property at the time of such last report, and in no event for more than the actual loss.

         11.4 In the event of a loss insured hereunder, the Subcontractor shall be bound by any adjustment which shall be made between Terremark and/or the Owner and the insurance company or companies. Loss, if any, shall be made payable to Terremark and/or the Owner, as their interest may appear, for the account of whom it may concern.



ARTICLE XII CLEANING

         12.1 The Subcontractor shall clean and remove from contiguous work any dirt which was caused by the execution of the Work included in this Contract and the Subcontractor shall clean up and remove from the premises all debris caused by the execution of the Work included in this Contract daily. Should the Subcontractor fail to remove its debris daily, Terremark will remove it and charge the cost to the Subcontractor.



ARTICLE XIII LAWS & PERMITS

         13.1 The Subcontractor shall obtain and pay for all necessary permits and licenses pertaining to the Work and shall comply with all Federal, State and Municipal Laws, ordinances, rules and regulations and with the requirements of the Board of Fire Underwriters, whether provided for by the said Plans, Specifications and General Conditions, or not so provided for, without additional charge or expenses to Terremark, and shall be responsible for any and all corrections of any violations thereof in the Work included in this Contract. The Subcontractor shall indemnify and save harmless Terremark from any and all loss, expense, damage or injury caused or occasioned directly or indirectly by



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its failure to comply with the provisions of the said laws, ordinances, rules regulations and requirements, and shall at any time upon final demand, furnish to Terremark an affidavit showing such compliance on its part. Subcontractor shall have all construction documents related to the work signed and sealed by a Licensed Florida Registered Engineer.



ARTICLE XIV LABOR TO BE EMPLOYED

         14.1 The Subcontractor shall not employ men or means which may cause strikes, work stoppage or any disturbances by workmen employed by the Subcontractor, Terremark or other contractors or subcontractors in any Work which is the subject of this Contract or related to or in connection with the location hereinbefore mentioned.

The Subcontractor agrees that all disputes as to jurisdiction of trades arising on the job shall be adjusted in accordance with any plan for the settlement of jurisdictional disputes which may be in effect either nationally or in the locality in which the Work is being done, provided that this Agreement shall not be in violation or conflict with any provisions. In the event of Subcontractor's breach of the foregoing, Terremark shall be at liberty, after three days written notice mailed or delivered to the last known address of the Subcontractor, to terminate this Contract or any part thereof or the employment of the Subcontractor for the said Work and Terremark may, for the purpose of completing the Work, enter upon the premises and take possession, in the same manner and upon the same conditions as are described in Article X.



ARTICLE XV GOVERNMENT TAXES

         15.1 The Subcontractor, for the Contract Price herein provided, hereby accepts and assumes exclusive liability for, and shall hold Terremark harmless against the payment of:

                  1. All contributions, taxes or premiums which may be payable under the Unemployment Insurance Law of any State or under the Federal Social Security Act, measured upon the payroll of employees, by whomsoever employed, engaged in the performance of the Work included in this Contract.

                  2. All sales, use or other taxes levied or assessed against the Owner, Terremark or the Subcontractor arising out of the Work, including but not limited to taxes on any kind of building materials, supplies or equipment.



ARTICLE XVI PATENTS

         16.1 The Subcontractor hereby agrees to indemnify, protect and hold harmless Terremark and/or the Owner form loss or damage and to reimburse Terremark and/or the Owner for any expense, including legal fees and disbursements, to which Terremark and/or the Owner may be put because of



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litigation on account of infringement or alleged infringement of any letters patent or patent rights by reason of the Work or materials used by the Subcontractor.



ARTICLE XVII ASSIGNMENT OR TRANSFER

         17.1 Neither this Contract nor the monies to become due hereunder shall be assignable without the consent of Terremark and any assignment without such consent in writing shall vest no right of action in the assignee against Terremark. Subcontract shall not sublet the whole or any part of this Subcontract without prior written Consent from Terremark.



ARTICLE XVIII GUARANTEE

         18.1 Unless a longer period is provided in the Specifications, or General Conditions, the Subcontractor shall repair at its own expense and at the convenience of the Owner immediately, any defect in workmanship or materials discovered within one year from the date of the acceptance of the Work included in this Contract.

         18.2 The Subcontractor hereby guarantees the Work to the full extent of the provisions of the Plans, Specifications and General Conditions.

         18.3 In any event the Subcontractor shall pay for all damage to the building resulting from defects in the Work and all expenses necessary to remove, replace and/or repair the Work and any other work which may be damaged in removing or repairing the Work.



ARTICLE XIX ACCIDENT PREVENTION

         19.1 The Subcontractor agrees that the prevention of accidents to workmen engaged in the Work under this Agreement is the responsibility of the Subcontractor. The Subcontractor agrees to comply with all laws, regulations and codes concerning safety standards established during the progress of the Work which Terremark deems unsafe until corrective measures, satisfactory to Terremark, have been taken, and further agrees to make no claim for damages growing out of such stoppages. Should the Subcontractor neglect to adopt such corrective measures, Terremark may perform them and deduct the cost from payments due or to become due the Subcontractor. Failure on the part of Terremark to stop unsafe practices shall in no way, relieve the Subcontractor of its responsibility. Refer to Exhibit "L" Safety Rules for Employees.

         19.2 Subcontractor will take all measures necessary to protect all of their work and/or that work either stored or installed by another trade whether adjacent or not to subcontractor's work, from any damages which may occur, whether incidental or not. Should subcontractor damage or cause damage to any such work, it shall be held responsible under Provision XXII of this agreement.


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ARTICLE XX BOND

         20.1 If required the Subcontractor shall furnish Terremark a payment and performance bond in the amount of $ N/A guaranteeing the faithful performance of the provisions of this Contract, the form and contents of such bond and surety therein satisfactory to Terremark. The said parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby agree to the full performance of the covenants herein contained.



ARTICLE XXI           INSURANCE

         21.1 Before commencing the work, the Subcontractor shall procure and maintain, at is own expense, until completion and final acceptance of the work, at least the following insurance:

LIABILITY INSURANCE

                  1. Worker's Compensation and Employer's Liability Insurance in accordance with the laws of the State in which the work is situated and including coverage for Federal Acts where applicable. We request $ 1,000,000.00 or higher coverage on any hazardous operations (such as cranes etc.)

                  2. Contractor's Public Liability Insurance (including Contractors' Protective Liability Insurance if the Subcontractor sublets to another any portion of the work under this Contract) and automobile Liability with the following minimum coverage (indicated by the X on the appropriate line) and limits schedule herein:

---------------------------------------------- -----------------------------------------------------------------------
TYPE OF INSURANCE                              LIMITS OF LIABILITY IN THOUSANDS
---------------------------------------------- -----------------------------------------------------------------------
              GENERAL LIABILITY                EACH OCCURRENCE                                           AGGREGATE
              -----------------                ---------------                                           ---------
o        Comprehensive Form                    Bodily Injury                     $500,000.00             $500,000.00
o        Premises-- Operations
o        Explosion & Collapse Hazard           Property Damage                   $500,000.00             $500,000.00
o        Underground Hazard

o        Products/Completed Operation          Bodily Injury &                   $500,000.00             $500,000.00
         Hazard                                Property Damage
o        Contractual Insurance                 Combined
o        Broad Form Property Damage
o        Independent Contractors


o        Personal Injury                       Personal Injury
                                               Bodily Injury
                                               (each person)                     $500,000.00             $500,000.00


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

---------------------------------------------- -----------------------------------------------------------------------
TYPE OF INSURANCE                              LIMITS OF LIABILITY IN THOUSANDS
---------------------------------------------- -----------------------------------------------------------------------
         AUTOMOBILE LIABILITY
         --------------------
o        Comprehensive Form
o        Owned                                 Bodily Injury(each
                                               occurrence)                       $500,000.00             $500,000.00
o        Hired
o        Non-Owned                             Property Damage                   $500,000.00
                                               Bodily Injury &
                                               Property
         ERROR & OMISSIONS                    $2,000,000.00
         -----------------

Before commencing the work, the Subcontractor shall furnish a certificate from all insurance carriers showing the above insurance is in force, stating policy numbers, dates of expiration, and limits of liability thereunder, and further providing that the insurance will not be cancelled or changed prior to at least
(30) days after written notice of such cancellation or change has been mailed to Terremark.

         If the Subcontractor fails to procure and maintain such Insurance Terremark shall have the right to procure and maintain the said insurance for and in the name of the Subcontractor and the Subcontractor shall pay the cost thereof and shall furnish all necessary information to make effective and maintain such insurance.



ARTICLE XXII LITIGATION & ATTORNEY'S FEES

         Unless otherwise specified in this contract, any disputes arising out of or as a result of this contract will be governed by the laws of the State of Florida. The prevailing party in any litigation arising out of or as a result of this contract is entitled to be paid for all reasonable attorney's fees and court costs by the losing party.

         Terremark assumes the risk of loss to any equipment delivered by Subcontractor from the date of delivery. Until the Contract Consideration is paid in full, Terremark will maintain adequate insurance against fire, theft or other loss for the equipment's full insurable value with Subcontractor named as loss payee. Title in the equipment will pass on full payment of the Contract Consideration. Terremark will be responsible for any personal property taxes assessed on any portion of the equipment. Subcontractor reserves and Terremark grants Subcontractor a security interest in the equipment in the amount of up to the Contract Consideration. If requested by Subcontractor, Terremark will execute a standard form financing statement (UCC-1). Terremark appoints Subcontractor as its agent to sign and file a financing statement to perfect Subcontractor's security interest. Upon payment in full, Subcontractor will promptly file to remove such interest.


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


ARTICLE XXIII

         23.1 This Agreement with its Addendum and Exhibits supercedes and replaces all prior negotiations, agreements, and contract proposals between the parties.

         23.2 Worldwide and Owner are direct parties to this Agreement, and are co-liable jointly with Terremark to Subcontractor for all obligations under this Agreement, it being recognized that the services, labor and material provided by Subcontractor will bestow substantial benefit on each of said parties. The obligations of Owner and Worldwide are direct, and not as sureties or guarantors. All actions taken by or on behalf of Terremark, Worldwide, and Owner in connection with this Agreement shall be made by Terremark, and binding on Worldwide and Owner.

         23.3 Owner and Worldwide approve the form of this Agreement as being in compliance with the General Contract, or waive any variances there from, and agree to be bound by the terms of this Agreement.




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


         IN WITNESS WHEREOF the parties of these presents have hereto set their hand and seals, as of the day and year first above written. You will please return a fully executed copy of this Contract for our records.

Signed in the presence of:             TERREMARK TECHNOLOGY CONTRACTORS INC.


[ILLEGIBLE]                            BY:      /s/ MICHAEL KATZ
-------------------------------                 -------------------------------
                                       TITLE:   VICE PRESIDENT
                                                 -----------------------------
                                       DATE:     6-25-2001
                                                 -----------------------------


                                       SUBCONTRACTOR
                                       CUPERTINO ELECTRIC


Signed in the presence of:             PRINT:    JOHN BONCHER
                                                 -----------------------------
                                       BY:       /s/ JOHN BONCHER
                                                 -----------------------------
[ILLEGIBLE]                            TITLE:    BRANCH MANAGER
-------------------------------                  -----------------------------
                                       DATE:     7-5-2001
                                                 -----------------------------


                                       TERREMARK WORLDWIDE INC.


Signed in the presence of:             PRINT:    BRIAN K. GOODKIND
                                                 -----------------------------
                                       BY:       /s/ JOHN BONCHER
                                                 -----------------------------
[ILLEGIBLE]                            TITLE:    EXECUTIVE VICE PRESIDENT
-------------------------------                  -----------------------------
                                       DATE:     JUNE 25, 2001
                                                 -----------------------------


                                       OWNER
                                       NAP OF THE AMERICAS, INC.


Signed in the presence of:             PRINT:    MONTGOMERY BANNERMAN
                                                 -----------------------------
                                       BY:       /s/ MONTGOMERY BANNERMAN
                                                 -----------------------------
[ILLEGIBLE]                            TITLE:    VICE PRESIDENT
-------------------------------                  -----------------------------
                                       DATE:     JUNE 25, 2001
                                                 -----------------------------




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